UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 11, 2008

Starwood Hotels & Resorts Worldwide, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-7959	52-1193298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Westchester Avenue, White Plains, New York		10604
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(914) 640-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 11, 2008, Starwood Hotels & Resorts Worldwide, Inc. (the "Company") entered into the fifth amendment (the "Fifth Amendment") to the credit agreement (the "Credit Agreement"), dated as of February 10, 2006, among the Company, various Lenders, Deutsche Bank AG New York Branch, as Administrative Agent, and the other parties thereto. Pursuant to the Fifth Amendment, a syndicate of lenders have agreed to enter into a senior unsecured term loan facility (the "Term Loan Facility") with the Company for an aggregate principal amount of $375.0 million. The proceeds of the Term Loan Facility will be used to repay outstanding revolving loans under the Credit Agreement, to pay the fees and expenses incurred in connection with such repayment, the entering into of the Term Loan Facility and the related documentation therefor and the incurrence of such term loans, and for other general corporate purposes.

The final maturity date of the Term Loan Facility will be two years from the Closing Date (as defined in the Fifth Amendment), provided that the Company can elect, subject to certain conditions as set forth in the Fifth Amendment, to extend the final maturity date of the Term Loan Facility to February 10, 2011. The extension fee in connection with such an extension of the final maturity date will be 0.375% of the principal amount of the term loans initially outstanding. The term loans may be prepaid at any time at the Company’s option without premium or penalty. The interest rates on the term loans will be floating rates, and will be based on applicable base rates, plus applicable margins.

The Fifth Amendment contains customary financial covenants, including (i) a requirement that the Company maintain a maximum leverage ratio of Consolidated Indebtedness to Consolidated EBITDA (each as defined in the Credit Agreement) of 4.50:1.00 and (ii) a requirement that the Company maintain a minimum interest coverage ratio of Consolidated EBITDA to Consolidated Interest Expense (each as defined in the Credit Agreement) of 2.50:1.00.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.10 concerning the Company’s direct financial obligations is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Fifth Amendment, dated as of April 11, 2008, to the Credit Agreement, dated as of February 10, 2006, among Starwood Hotels & Resorts Worldwide, Inc., various Lenders, Deutsche Bank AG New York Branch, as Administrative Agent, and the other parties thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starwood Hotels & Resorts Worldwide, Inc.

April 15, 2008	By:	Kenneth S. Siegel

Name: Kenneth S. Siegel
Title: Chief Administrative Officer and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Fifth Amendment to Credit Agreement